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Exhibit 5.13

CONSENT OF SRK CONSULTING (SOUTH AFRICA) (PTY.) LTD.

        The undersigned hereby consents to the use of "SRK Consulting (SA) Ltd." and references to the following reports and documents, in the registration statement on Form F-10 of Banro Corporation (the "Company") being filed with the United States Securities and Exchange Commission and the incorporation of such reports by reference as an exhibit to the registration statement:

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  The press release dated July 7, 2008 entitled "Banro's Pre-Feasibility Study of its Twangiza Gold Project Indicates Gold Production of 2.3 Million Ounces at Average Operating Cash Costs of US$ 345/oz During 12 Years of Operation; and

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  The technical report dated August 13, 2008 entitled "Pre-feasibility Study NI 43-101 Technical Report, Twangiza Gold Project, South Kivu Province, Democratic Republic of the Congo."

SRK CONSULTING (SOUTH AFRICA) (PTY.) LTD.
Date: September 2, 2008
/s/ HG WALDECK By: HG Waldeck Title: Partner

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  Exhibit 5.13
CONSENT OF SRK CONSULTING (SOUTH AFRICA) (PTY.) LTD.